UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Stellus Private Credit BDC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STELLUS PRIVATE CREDIT BDC
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027
(713) 292-5400
April 16, 2026
Dear Shareholder:
You are cordially invited to attend a special meeting of shareholders (the “Special Meeting”) of Stellus Private Credit BDC (the “Company”) to be held virtually on June 16, 2026 at 09:00 a.m. Central Time. The Special Meeting will be held solely on the internet by virtual means. Only shareholders of record at the close of business on April 15, 2026 are entitled to the notice of, and to vote at, the Special Meeting, including any postponement or adjournment thereof.
The Notice of the Special Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to approve the new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and Stellus Private BDC Advisor, LLC (the “Advisor”). The Advisor has advised the Company’s board of trustees (the “Board”) that Stellus Capital Management, LLC (“Stellus Capital Management”), the majority owner of the Advisor, has entered into an agreement pursuant to which Ridgepost Capital, LLC (f/k/a P10 Intermediate Holdings LLC), an affiliate of Ridgepost Capital, Inc. (f/k/a P10, Inc.) (“Ridgepost” or the “New Owner”), will acquire all of the outstanding equity interests in Stellus Capital Management, which will result in a change in control of the Advisor (the “Advisor Change in Control”). The consummation of the Advisor Change in Control will result in an assignment and corresponding termination of the current investment advisory agreement, dated as of January 7, 2022, between the Company and the Advisor (the “Existing Investment Advisory Agreement”) in accordance with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”). Although the ownership of Stellus Capital Management and, indirectly, the Advisor will change in connection with the completion of the Advisor Change in Control, it is important to note that the Advisor does not expect any changes to the current provision of investment advisory services to the Company in connection with the Advisor Change in Control, nor are the terms of the New Investment Advisory Agreement materially different to the Existing Investment Advisory Agreement. The Advisor will continue to serve as the investment adviser to the Company and will be the counterparty to the New Investment Advisory Agreement, as with the Existing Investment Advisory Agreement. The proposed Advisor Change in Control is expected to occur in the middle of 2026.
Shareholders of the Company are being asked to approve the New Investment Advisory Agreement, the terms of which are identical to those contained in the Existing Investment Advisory Agreement, other than the date and term thereof, as described in the accompanying proxy statement. The 1940 Act requires that the New Investment Advisory Agreement be approved by both a majority of the Company’s non-interested trustees (the “Independent Trustees”) and “a majority of the outstanding voting securities” of the Company, as that term is defined under the 1940 Act. While the Advisor Change in Control contemplates the transfer of all of the outstanding equity interests of Stellus Capital Management to the New Owner, each of Stellus Capital Management’s, the Advisor’s and the Company’s investment strategy and team, including the Company’s executive officers, are expected to remain unchanged, and the Advisor Change in Control is not expected to have a material impact on the Company’s operations. As a result, to prevent any disruption in the Advisor’s ability to provide services to the Company once the assignment is deemed to occur as a result of the Advisor Change in Control, the Company is seeking shareholder approval of the New Investment Advisory Agreement, to take effect at the time of the Advisor Change in Control. All terms will remain unchanged from the Existing Investment Advisory Agreement, other than the date and term of the New Investment Advisory Agreement. The Board, including all of the Independent Trustees, has unanimously approved the New Investment Advisory Agreement and believes it to be in the best interests of the Company and its shareholders.
In evaluating the New Investment Advisory Agreement, the Board requested, and received, information and materials regarding the Advisor and its affiliates, the New Owner, and the Advisor Change in Control. The Board believes that the Company and its shareholders will benefit because it will allow the Advisor to continue to provide investment advisory services to the Company. Management believes that the Advisor

Change in Control will combine the benefits of the extensive experience of the Advisor’s investment professionals with the resources of Ridgepost. The Board and the Company’s management further believe that the features below are key elements of the Advisor Change in Control that will be beneficial to the Company’s shareholders:
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Consistency in leadership: Following the Advisor Change in Control, the Company’s current management team are expected to remain in their roles with the access and ability to add key resources to execute the Company’s investment objectives.

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Increased access to investment opportunities: Access to Ridgepost’s platform will provide the Company with increased access to lower middle market private equity firms and other Ridgepost relationships to enhance deal origination channels, strengthen sourcing capabilities, and access a broader range of investment opportunities designed to enhance the Company’s stockholder value.

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Access to additional administrative resources: Following the Advisor Change in Control, the Company will have access to broader information technology capabilities and resources and will share in efficiencies in middle and back office best practices.

Section 15(f) of the 1940 Act (“Section 15(f)”) provides that when a sale of securities or any other interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied: (1) for three years following the consummation of the transaction, at least seventy-five percent (75%) of the board of the investment company are not “interested persons” of the investment company’s investment adviser or its predecessor investment adviser, and (2) during the two years after the transaction, an “unfair burden” is not imposed on the investment company as a result of the sale of such interest. In order to ensure compliance with the Section 15(f) safe harbor provisions, Dean D’Angelo, trustee and “interested person” of the Advisor, has informed the Board that he intends to resign from his position as trustee effective upon the closing of the Advisor Change in Control. As a result, the Board is expected to meet this requirement at the time of the consummation of the Advisor Change in Control, and for the three (3)-year period thereafter. Following the closing of the Advisor Change in Control, Mr. D’Angelo is expected to continue to serve in his existing role at the Advisor and Stellus Capital Management.
Your vote is very important. The Board unanimously recommends that you vote “FOR” the approval of the New Investment Advisory Agreement.
On or about April 24, 2026, the Company intends to mail a proxy statement to its shareholders.
It is important that your shares be represented at the Special Meeting, and you are encouraged to vote your shares as soon as possible. You have the right to receive notice of and to vote at the Special Meeting if you were a shareholder of record at the close of business on April 15, 2026. Whether or not you expect to be present in person (virtually) at the Special Meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. As a registered shareholder, you may also vote your proxy prior to the Special Meeting electronically by telephone or over the internet by following the instructions included with your proxy card. Instructions are shown on the proxy card. Your vote is important.
We look forward to seeing you at the Special Meeting.
Sincerely yours,
Robert T. Ladd
Chairman of the Board of Trustees,
President and Chief Executive Officer

STELLUS PRIVATE CREDIT BDC
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027
(713) 292-5400
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 16, 2026
To the Shareholders of Stellus Private Credit BDC:
The Special Meeting of Shareholders (the “Special Meeting”) of Stellus Private Credit BDC (the “Company”), a Delaware statutory trust, will be held virtually on June 16, 2026, at 09:00 a.m. Central Time, for the following purposes:
1.
To approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and Stellus Private BDC Advisor, LLC (the “Advisor”) (the “New Investment Advisory Agreement Proposal”).

2.
To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the New Investment Advisory Agreement (the “Adjournment Proposal”).

The Special Meeting will be held solely on the internet by virtual means.
THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY
RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
We intend to mail these materials on or about April 24, 2026 to all shareholders of record entitled to vote at the Special Meeting. The Company’s board of trustees (the “Board”) has fixed the close of business on April 15, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.
You have the right to receive notice of and to vote at the Special Meeting if you were a shareholder of record at the close of business on April 15, 2026. Whether or not you expect to be present in person (virtually) at the Special Meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. As a registered shareholder, you may also vote your proxy prior to the Special Meeting electronically by telephone or over the internet by following the instructions included with your proxy card. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be postponed or adjourned in order to permit further solicitation of the proxies by the Company.
By Order of the Board
W. Todd Huskinson
Chief Financial Officer, Chief Compliance Officer,
Secretary and Treasurer
Houston, Texas
April 16, 2026
This is an important meeting. To ensure proper representation at the Special Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. You may also vote your proxy electronically by telephone or over the internet by following the instructions included with your proxy card. Even if you vote your shares prior to the Special Meeting, you still may attend the Special Meeting and vote your shares in person.

i

STELLUS PRIVATE CREDIT BDC
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027
(713) 292-5400
PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
To Be Held On June 16, 2026
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We have sent you this Proxy Statement and the enclosed proxy card because the board of trustees (the “Board”) of Stellus Private Credit BDC (“we,” “us,” or the “Company”) is soliciting your proxy to vote at the special meeting of the Company’s shareholders to be held on June 16, 2026 (the “Special Meeting”), including adjournments or postponements thereof, if any.
On February 5, 2026, Stellus Capital Management, LLC (“Stellus Capital Management”), the majority owner of Stellus Private BDC Advisor, LLC (the “Advisor”), announced that Stellus Capital Management has entered into an agreement (the “Purchase Agreement”) pursuant to which Ridgepost Capital, LLC (f/k/a P10 Intermediate Holdings LLC), an affiliate of Ridgepost Capital, Inc. (f/k/a P10, Inc.) (“Ridgepost” or “New Owner”), will acquire all of the outstanding equity interests in Stellus Capital Management, which will result in a change of control of the Advisor (the “Advisor Change in Control”). The consummation of the Advisor Change in Control will result in an assignment and corresponding termination of the current investment advisory agreement, dated as of January 7, 2022, between the Company and the Advisor (the “Existing Investment Advisory Agreement”) in accordance with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”).
You are invited to attend the Special Meeting to vote on the proposed investment advisory agreement between the Company and the Advisor described in this Proxy Statement. The Special Meeting will take place through a live webcast, which you can attend by visiting https://web.viewproxy.com/StellusPrivate/2026. However, you do not need to attend the Special Meeting through the webcast to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to vote by proxy over the telephone or through the Internet prior to the Special Meeting.
We intend to mail these materials on or about April 24, 2026 to all shareholders of record entitled to vote at the Special Meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL, BY TELEPHONE, OR THROUGH THE INTERNET.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JUNE 16, 2026:
The Notice of Special Meeting and this Proxy Statement are available at the following Internet address: https://web.viewproxy.com/StellusPrivate/2026.
How can I attend the Special Meeting?
If eligible, you or your proxy may attend the Special Meeting by virtual means by registering at https://web.viewproxy.com/StellusPrivate/2026 by 11:59 PM ET on June 15, 2026. You will then receive a meeting invitation by e-mail with your unique join link and password prior to the Special Meeting date, and will be able to listen, vote, and submit questions during the virtual Special Meeting.
Only record or beneficial owners of the Company’s common shares of beneficial interest as of the close of business on April 15, 2026 or their proxies may attend the Special Meeting.

Instructions on how to connect and participate via the Internet, including how to demonstrate proof of share ownership, are posted at https://web.viewproxy.com/StellusPrivate/2026.
Who can vote at the Special Meeting?
Only holders of record of our common shares of beneficial interest (“Common Shares”) at the close of business on April 15, 2026 will be entitled to vote at the Special Meeting. On the record date, there were 12,973,271 Common Shares outstanding and entitled to vote.
What am I voting on at the Special Meeting?
The Company’s shareholders are being asked to vote on two proposals at the Special Meeting:
1.
To approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and the Advisor (the “New Investment Advisory Agreement Proposal”); and

2.
To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the New Investment Advisory Agreement (the “Adjournment Proposal”).

Why am I being asked to vote on the New Investment Advisory Agreement?
The Company currently receives investment advisory services from the Advisor pursuant to the Existing Investment Advisory Agreement. On February 5, 2026, the Advisor informed the Board that Stellus Capital Management, the majority owner of the Advisor, has entered into the Purchase Agreement pursuant to which Ridgepost will acquire all of the outstanding equity interests in Stellus Capital Management, which will result in the Advisor Change in Control. The consummation of the Advisor Change in Control will result in an assignment and corresponding termination of the Existing Investment Advisory Agreement in accordance with the requirements of the 1940 Act. The Company is not a party to the Purchase Agreement relating to the Advisor Change in Control. If approved, the Advisor will continue to serve as the investment adviser to the Company and will be the counterparty to the New Investment Advisory Agreement.
Section 2(a)(4) of the 1940 Act provides that the transfer of a controlling interest of an investment adviser, such as will be caused by the Advisor Change in Control, constitutes an “assignment.” Section 15(a) of the 1940 Act provides that an investment advisory contract terminates on its “assignment.” Accordingly, in order to permit the Advisor to continue to provide investment advisory services to the Company after the closing of the Advisor Change in Control, a new investment advisory agreement must be approved by (A) the Board, including a majority of the members of the Board who are not affiliated with either the Company or the Advisor and who are not otherwise “interested persons” as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), and (B) the Company’s shareholders by the affirmative vote of the lesser of (1) 67% or more of the shares of the Company’s Common Shares present or represented by proxy and entitled to vote at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy and entitled to vote at the Special Meeting or (2) more than 50% of the outstanding Common Shares present or represented by proxy and entitled to vote at the Special Meeting. The Advisor and the New Owner have requested that the Board approve the New Investment Advisory Agreement and that the Board seek shareholder approval of the New Investment Advisory Agreement. A copy of the proposed form of the New Investment Advisory Agreement, as approved by the Board, is attached to this Proxy Statement as Exhibit A. All terms of the New Investment Advisory Agreement are unchanged from the Existing Investment Advisory Agreement, other than the date and term of the New Investment Advisory Agreement.
In evaluating the New Investment Advisory Agreement, the Board, including Independent Trustees, reviewed and discussed certain materials furnished separately by the Advisor and Ridgepost and certain other information that the Board deemed relevant. The Board, including Independent Trustees, reviewed and discussed these materials at several meetings and believes approving the New Investment Advisory Agreement is in the best interests of the Company and its shareholders for the reasons described in the section of this Proxy Statement below captioned “Certain Board of Trustees Considerations Regarding the Approval of the New Investment Advisory Agreement.” The Board, including a majority of the Independent Trustees, has unanimously approved the New Investment Advisory Agreement and has deemed entry into such agreement to be in the best interests of the Company and its shareholders. The Company is now seeking shareholder approval of the New Investment Advisory Agreement.
Who is Ridgepost Capital, LLC?
Ridgepost Capital, LLC is a direct subsidiary of Ridgepost and serves as a vehicle to complete strategic acquisitions.
Who is Ridgepost?
Ridgepost is a leading multi-asset class private market solutions provider with over $43 billion in assets under management as of December 31, 2025. Ridgepost invests across private equity, private credit, and venture capital in access-constrained strategies, with a focus on the middle and lower-middle market. Ridgepost’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. Ridgepost structures, manages and monitors portfolios of private market investments, which include specialized funds and customized separate accounts within primary investment funds, secondary investments, direct investments and co-investments across highly attractive asset classes and geographies in the middle and lower middle markets that generate superior risk-adjusted returns. Ridgepost’s products have a global investor base.
Under the proposed structure, Stellus Capital Management will continue to be the majority parent of the Advisor and the Advisor will become an indirect, majority owned subsidiary of Ridgepost.
How does the Advisor Change in Control benefit the Company’s shareholders?
Management believes that the Advisor Change in Control will combine the benefits of the extensive experience of the Advisor’s investment professionals with the resources of Ridgepost. The Board and management further believe that the Company will benefit from Ridgepost’s platform by (i) seeking to leverage Ridgepost’s investor relations and business development function to assist in raising additional investable capital for the Company’s lending platform; (ii) obtaining access to lower middle market private equity firms and other Ridgepost relationships to enhance deal origination channels, strengthen sourcing capabilities, and access a broader range of investment opportunities designed to enhance the Company’s shareholder value and (iii) gaining access to broader information technology capabilities and resources and will share in efficiencies in middle and back office best practices.
What are the impacts to the Company’s shareholders of the approval of the New Investment Advisory Agreement?
In connection with the Advisor Change in Control, the Advisor will become part of a larger investing platform. The Company and the Advisor will continue to operate their business under the “Stellus” name, and current management is expected to continue to manage the Company’s business. The Board and management believe that the impact of the approval of the New Investment Advisory Agreement to shareholders will be beneficial to shareholders because it will allow the Advisor to continue to provide investment advisory services to the Company and, as noted above, allow the Company to combine its existing platform with Ridgepost’s larger platform to increase investment opportunities, and resources.
What are the conditions to the closing of the Advisor Change in Control?
The obligation of the parties to close the Advisor Change in Control under the Purchase Agreement is subject to customary conditions, including, without limitation, the accuracy of representations and warranties and compliance with covenants and agreements contained in the Purchase Agreement (in each case, subject to certain qualifications) and client consents.
For purposes of the Purchase Agreement, Ridgepost is deemed to have received the Company’s consent to the Advisor Change in Control upon (1) the approval by the Company’s shareholders and Board of the New Investment Advisory Agreement and (2) the entry by the Company and the Advisor into the New Investment Advisory Agreement. Additionally, the Purchase Agreement requires that 75% of the members of the Board must be Independent Trustees, meaning that they are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

Section 15(f) of the 1940 Act provides that when a sale of securities or any other interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:
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First, during the three (3)-year period following the consummation of a transaction, at least 75% of the investment company’s board of trustees are not “interested persons” of the investment company’s investment adviser or its predecessor investment adviser. At the time of the Advisor Change in Control, Dean D’Angelo, trustee and an “interested person” of the Advisor, intends to resign from the Board. As a result, the Board is expected to meet this requirement at the time of the consummation of the Advisor Change in Control, and for the three (3)-year period thereafter. Following the consummation of the Advisor Change in Control, Mr. D’Angelo is expected to continue to serve in his existing roles at the Advisor and Stellus Capital Management.

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Second, an “unfair burden” must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement, during the two (2)-year period after the date on which any such transaction occurs, whereby the investment adviser or corporate trustee or predecessor or successor investment advisers or any interested person of any such adviser or any such corporate trustee receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of such company, other than bona fide ordinary compensation as principal underwriter for such company, or (ii) from such company or its security holders for other than bona fide investment advisory or other services. The Board considered whether an unfair burden would be imposed on the Company as a result of the Advisor Change in Control and found that it was unaware of any arrangements that would constitute an unfair burden as that term is defined in the 1940 Act.

What will happen if the New Investment Advisory Agreement Proposal is not approved?
If the Company’s shareholders do not approve the New Investment Advisory Agreement Proposal, Ridgepost will not be obligated to complete the Advisor Change in Control. If the Advisor Change of Control does not occur for any reason, regardless of whether the Company’s shareholders have approved the New Investment Advisory Agreement, the Company will continue to operate pursuant to the Existing Investment Advisory Agreement in accordance with its terms. If the New Investment Advisory Agreement Proposal has not been approved by the Company’s shareholders, but Ridgepost desires to consummate the Advisor Change of Control, either the managers under the Purchase Agreement or Ridgepost may request that the Board consider approving an interim investment advisory agreement with the Advisor in accordance with the 1940 Act. Alternatively, if the New Investment Advisory Agreement Proposal is not approved by the Company’s shareholders, the Board could consider other alternatives, including approving an investment advisory agreement with a different investment adviser or liquidating the Company.
Has the Board considered whether the New Investment Advisory Agreement is in the best interests of the Company and its shareholders?
As further described below under Proposal 1 — Approval of New Investment Advisory Agreement —  Certain Board of Trustees Considerations Regarding the Approval of the New Investment Advisory Agreement, based on a careful consideration of all the factors in their totality, the Board, including each of the Independent Trustees, unanimously determined that the New Investment Advisory Agreement, including the fees payable under the agreement, is fair and reasonable to the Company. The Board also considered the potential benefits of the approval of the New Investment Advisory Agreement discussed under the caption, What are the impacts to the Company’s shareholders of the approval of the New Investment Advisory Agreement? The Board, including each of the Independent Trustees, therefore unanimously determined that the approval of the New Investment Advisory Agreement is in the best interests of the Company and its shareholders, and unanimously recommends a vote “FOR” the New Investment Advisory Agreement Proposal.
How will the Company be managed following the Advisor Change in Control?
Following the closing of the Advisor Change in Control, the Company expects to continue to be managed by the officers managing the Advisor and Stellus Capital Management as of the date hereof. The Company expects the Advisor to manage the Company’s investment portfolio in a manner consistent with the Company’s existing investment strategy.
Stellus Capital Management will continue to employ and compensate the personnel of the Advisor. In addition, there will be no changes to the Resource Sharing Agreement between Stellus Capital Management and the Advisor, which provides that Stellus Capital Management will make available to the Advisor the personnel, facilities and systems necessary to conduct its business, including acting as our external investment adviser.
The Company’s existing trustees are largely expected to continue to serve in their current roles, with the exception of Mr. D’Angelo, an “interested person” of the Advisor who has informed the Board that he intends to resign from his position as trustee effective upon the closing of the Advisor Change in Control in order to comply with the Section 15(f) safe harbor provisions. As a result, the Board is expected to meet this requirement at the time of the consummation of the Advisor Change in Control, and for the three (3)-year period thereafter. Following the closing of the Advisor Change in Control, Mr. D’Angelo is expected to continue to serve in his existing roles at the Advisor and Stellus Capital Management.
Will there be any changes to the Company’s principal investment objective, investment strategies, fundamental investment restrictions, principal risks, or any change to how the Company is managed as a result of entry into the New Investment Advisory Agreement?
No. There will be no changes to the Company’s principal investment objective, investment strategies, fundamental investment restrictions, principal risks, or any change to how the Company is managed, as a result of entry into the New Investment Advisory Agreement.
Are there any material changes between the Existing Investment Advisory Agreement and the New Investment Advisory Agreement?
No. As further described below under Proposal 1 — Approval of New Investment Advisory Agreement, there are no changes to the terms, including the fee structure and services to be provided, in the Existing Investment Advisory Agreement compared to the fee structure and services to be provided under the New Investment Advisory Agreement, other than the date and term of the New Investment Advisory Agreement as compared to the Existing Investment Advisory Agreement. In addition to there being no changes to the fee structure, no other fees or expenses currently paid by the Company will change as a result of entry into the New Investment Advisory Agreement.
Will the method of calculating management fees payable by the Company change under the New Investment Advisory Agreement?
No. The method of calculating the management fees proposed to be payable by the Company under the New Investment Advisory Agreement is the same as the method of calculating the management fees payable under the Existing Investment Advisory Agreement. For additional details regarding the fees payable by the Company under the New Investment Advisory Agreement, please refer to the section of this Proxy Statement below captioned Information Regarding the New Investment Advisory Agreement; Comparison of the Existing Investment Advisory Agreement and New Investment Advisory Agreement.
Who will bear the expenses associated with completing the Advisor Change in Control?
The sellers under the Purchase Agreement and Ridgepost have each agreed to pay their own expenses in connection with the transactions contemplated by the Purchase Agreement and to split equally all out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, proxy solicitors, experts and consultants and/or trustees) incurred by or on behalf of Stellus Capital Management in connection with the solicitation of proxies of shareholders of the Company with respect to the Advisor Change in Control. The Company will not bear any costs associated with completing the Advisor Change in Control.
What will the Company’s shareholders receive in the Advisor Change in Control?
The Company is not a party to the Purchase Agreement and neither the Company nor its shareholders will receive consideration from the Advisor, Stellus Capital Management or the New Owner in connection with the Advisor Change in Control.

How do I vote?
For each proposal, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.
If you are a shareholder of record, you may vote at the Special Meeting, vote by proxy using the enclosed proxy card and return envelope, or vote by proxy over the telephone or through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting via webcast and vote in person, even if you have already voted by proxy.
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To vote virtually during the live webcast of the Special Meeting, register at https://web.viewproxy.com/StellusPrivate/2026 by 11:59 p.m. ET on June 15, 2026. You will then receive a meeting invitation by e-mail with your unique join link and password prior to the Special Meeting date, and will be able to listen, vote, and submit questions during the virtual Special Meeting. All votes must be received by the inspectors of election appointed for the meeting before the polls close at the Special Meeting.

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To vote using the enclosed proxy card, follow the instructions included with your proxy card and return it promptly in the envelope provided. To be counted, we must receive your signed proxy card by 11:59 p.m. Eastern Time on June 15, 2026, the day prior to the Special Meeting. To vote by proxy over the telephone, follow the instructions included with your proxy card, dial toll-free 1-866-804-9616, and follow the recorded instructions. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on June 15, 2026, the day prior to the Special Meeting.

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To vote by proxy through the Internet, follow the instructions included with your proxy card and go to www.AALvote.com/PBDC to complete an electronic proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on June 15, 2026, the day prior to the Special Meeting.

How many votes do I have?
On all matters that properly come before the Special Meeting, you have one vote for each Common Share that you owned as of the close of business on April 15, 2026.
How are votes counted?
Votes will be counted by the inspectors of election appointed for the Special Meeting, who will separately count “FOR,” “AGAINST” and “ABSTAIN” votes. The effects of abstentions on each proposal are described below under the question “How many votes are needed to approve each proposal?”
How many votes are needed to approve each proposal?
Approval of the New Investment Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Company. Under the 1940 Act, a “majority of outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the Common Shares present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding Common Shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding Common Shares of the Company.
Abstentions will have the effect of a vote “AGAINST” the New Investment Advisory Agreement Proposal.
If the New Investment Advisory Agreement Proposal is approved by the Company’s shareholders, the New Investment Advisory Agreement will be entered into on the Effective Date (as defined below) by the relevant parties. If the New Investment Advisory Agreement Proposal is not approved by the Company’s shareholders, the Advisor Change in Control will not occur.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Common Shares cast at the Special Meeting.
Abstentions will have no effect on the Adjournment Proposal.

What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if one third of the Common Shares entitled to vote are present at the Special Meeting or by proxy. On the record date there were 12,973,271 Common Shares outstanding and entitled to vote. Thus, 4,324,424 Common Shares must be represented by shareholders present at the Special Meeting or by proxy to have a quorum.
Your Common Shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the Special Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the shareholders present and entitled to vote at the Special Meeting may adjourn the Special Meeting to another date.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you wish to revoke your proxy after 11:59 p.m. Eastern Time on June 15, 2026, you may only do so at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date specified thereon that we receive no later than the opening of the polls at the meeting.

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You may grant a subsequent proxy by telephone or through the Internet through www.AALvote.com/PBDC on a later date.

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You may send a written revocation notice prior to the Special Meeting to our Secretary, W. Todd Huskinson, at 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.

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You may attend the Special Meeting and vote virtually during the live webcast. Simply attending the Special Meeting will not, by itself, revoke your proxy.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your Common Shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on the proxy cards in each set of the proxy materials to ensure that all of your Common Shares are voted.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Special Meeting. If final voting results are not available to us to timely file a Current Report on Form 8-K, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
Stellus Capital Management and Ridgepost will split the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to shareholders evenly. The Company intends to use the services of Alliance Advisors LLC (“Alliance”) to aid in the distribution and collection of proxies for an estimated fee of approximately $21,700 plus reimbursement of certain out-of-pocket expenses and fees for additional services requested. Alliance’s fees for distributions and collection of proxies and pass through charges will be paid by Stellus Capital Management and Ridgepost and such fees and expenses will not be subject to recoupment. Alliance could contact you by telephone on behalf of the Company and urge you to vote. Alliance will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. Original solicitation of proxies by mail may be supplemented by telephone, electronic or personal solicitation by trustees, officers or other regular employees of the Advisor. No additional compensation will be paid to trustees, officers or other regular employees for such services. In addition to these written proxy materials, our officers and trustees may also solicit proxies in person, by telephone or by other means of communication; however, our officers and trustees will not be paid any additional compensation for soliciting proxies.
What proxy materials are available on the Internet?
The Notice of the Special Meeting and Proxy Statement are also available at https://web.viewproxy.com/StellusPrivate/2026.
Who can I call with questions?
If you have any questions about the Special Meeting, voting or your ownership of Common Shares, please contact our solicitor, Alliance at 1-866-804-9616.
Will I have appraisal rights?
Any shareholder voting against the Proposal will not have appraisal or other similar rights.

PROPOSAL 1: APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT
We are asking the Company’s shareholders to approve an investment advisory agreement between the Company and the Advisor (the “New Investment Advisory Agreement”), pursuant to which the Advisor will continue to serve as the Company’s investment adviser following the Advisor Change in Control (as defined below).
Background
On February 5, 2026, Stellus Capital Management, LLC (“Stellus Capital Management”), the majority owner of Stellus Private BDC Advisor, LLC (the “Advisor”) announced that it has entered into an agreement (the “Purchase Agreement”) pursuant to which Ridgepost Capital, LLC (f/k/a P10 Intermediate Holdings LLC), an affiliate of Ridgepost Capital, Inc. (f/k/a P10, Inc.) (“Ridgepost”), will acquire all of the outstanding equity interests in Stellus Capital Management, which will result in a change in control of the Advisor (the “Advisor Change in Control”). The consummation of the Advisor Change in Control will result in an assignment and corresponding termination of the current investment advisory agreement, dated as of January 7, 2022, between the Company and the Advisor (the “Existing Investment Advisory Agreement”) in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”).
All employees of the Advisor, including all of the investment professionals currently managing the Company, as well as the members of the Advisor’s Investment Committee, will continue managing the Company. The Advisor expects that its investment process will remain the same following the Advisor Change in Control and will be enhanced because of the resources of Ridgepost that will be available following the Advisor Change in Control.
The Existing Investment Advisory Agreement, as required by Section 15 of the 1940 Act, provides for its automatic termination in the event of its “assignment” (as defined in the 1940 Act). The consummation of the Advisor Change in Control will result in an assignment of the Existing Investment Advisory Agreement and therefore cause the automatic termination of the Existing Investment Advisory Agreement. Contingent upon shareholder approval of the New Investment Advisory Agreement and the consummation of the Advisor Change in Control, the Advisor will enter into a new investment advisory agreement with the Company in order to continue to serve as investment adviser to the Company. The consummation of the Advisor Change in Control is subject to certain terms and conditions, including, among others, the receipt of required regulatory and other approvals. If each of the terms and conditions is satisfied or waived, the parties to the Purchase Agreement anticipate that the closing of the Advisor Change in Control will occur during the middle of 2026.
Ridgepost Capital, LLC, is an affiliate of Ridgepost. Ridgepost has over $43.0 billion in assets under management and over 20 years of average executive experience, providing ample capital quantum and duration in order to fund existing and new initiatives.
Under the proposed structure, the Advisor will become an indirect wholly owned subsidiary of Ridgepost. At the same time, Ridgepost will purchase Stellus Capital Management, which employs personnel of the Advisor, compensates the employees, and provides employee benefits through third party benefit provider contracts. Ridgepost will also enter into certain agreements with the managing principles, including restrictive covenant agreements and new employment agreements.
Management of the Advisor believes that the Advisor Change in Control will combine the benefits of the extensive experience of the Advisor’s investment professionals with the resources of Ridgepost. The Advisor expects that, following the Advisor Change in Control, the Advisor will benefit from Ridgepost’s platform by (i) seeking to leverage Ridgepost’s investor relations and business development function to assist in raising additional investable capital for the Company’s lending platform; (ii) obtaining access to lower middle market private equity firms and other Ridgepost relationships to enhance deal origination channels, strengthen sourcing capabilities, and access a broader range of investment opportunities designed to enhance the Company’s shareholder value and (iii) gaining access to broader information technology capabilities and resources and will share in efficiencies in middle and back office best practices.

Information Regarding the Advisor and the Existing Investment Advisory Agreement
On January 7, 2022, the Company’s Board approved the Existing Investment Advisory Agreement, under which the Advisor, subject to the overall supervision of the Board, manages the day-to-day operations of and provides investment advisory services to the Company.
On December 5, 2023, January 6, 2025 and January 7, 2026, the Board renewed the Existing Investment Advisory Agreement, each for a period of twelve months, most recently commencing January 7, 2026. Under the terms of the Existing Investment Advisory Agreement, the Advisor:
•
determines the composition of the Company’s portfolio, the nature and timing of the changes to the portfolio and the manner of implementing such changes;

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identifies, evaluates and negotiates the structure of the investments the Company makes;

•
executes, closes, services and monitors the investments the Company makes;

•
determines the securities and other assets that the Company will purchase, retain or sell;

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performs due diligence on prospective investments; and

•
provides the Company with other such investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

Pursuant to the Existing Investment Advisory Agreement, the Company pays the Advisor a fee for its investment advisory and management services consisting of two components — a base management fee and an incentive fee. The cost of both the base management fee and incentive fee are ultimately borne by the Company’s shareholders.
Because the Company is seeking shareholder approval of proposals that affect the Existing Investment Advisory Agreement, additional detail is provided below regarding the Advisor and the terms of the Existing Investment Advisory Agreement:
Base Management Fee Payable Under the Existing Investment Advisory Agreement
The base management fee to be paid by the Company under the New Investment Advisory Agreement is the same as the base management fee currently paid by the Company under the Existing Investment Advisory Agreement. The base management fee is calculated at an annual rate of 1.5% of the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage (including preferred stock, public and private debt issuances, derivative instruments, repurchase agreements and other similar instruments or arrangements) and excluding cash and cash equivalents. The base management fee will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters prior to the quarter for which such fees are being calculated. In addition, pursuant to the fee waiver letter agreement, the Advisor agreed to waive the base management fee in its entirety until September 30, 2024. For periods thereafter ending on or prior to the date of the quotation or listing of the Company’s common shares of beneficial interest (“Common Shares”) on a national securities exchange, the Advisor has agreed to waive the base management fee in excess of 1.00%. The base management fees that have been waived by the Advisor are not subject to recoupment. The base management fee will be payable quarterly in arrears and be appropriately prorated for any partial quarter.
Incentive Fee Payable Under the Existing Investment Advisory Agreement
The incentive fee, which provides the Advisor with a share of the income that it generates for the Company, consists of two components, an income-based incentive fee and a capital gains-based incentive fee, that are independent of each other, with the result that one component may be payable even if the other is not.
Income-Based Incentive Fee.   The portion of the incentive fee based on income is determined and paid quarterly in arrears. It equals (i) prior to any listing of the Common Shares on a national securities exchange, 100% of the Pre-Incentive Fee Net Investment Income (as defined below) in excess of a 1.5% quarterly “hurdle rate,” until the Advisor has received 10% of the total Pre-Incentive Fee Net Investment Income for that calendar quarter and, for pre-Incentive Fee net investment income in excess of 1.6667% quarterly, 10% of all remaining pre-Incentive Fee net investment income for that calendar quarter, and (ii) subsequent to any listing of the Common Shares on a national securities exchange, 100% of the pre-Incentive Fee net investment income in excess of a 1.5% quarterly “hurdle rate,” until the Advisor has received 15.0% of the total Pre-Incentive Fee Net Investment Income for that calendar quarter and, for Pre-Incentive Fee Net Investment Income in excess of 1.7647% quarterly, 15.0% of all remaining Pre-Incentive Fee Net Investment Income for that calendar quarter. The 100% “catch-up” provision for Pre-Incentive Fee Net Investment Income in excess of the 1.5% “hurdle rate” is intended to provide the Advisor with an incentive fee of (i) prior to any listing of the Common Shares on a national securities exchange, 10% on all Pre-Incentive Fee Net Investment Income when that amount equals 1.6667% in a calendar quarter (6.6667% annualized), and (ii) subsequent to any listing of the Common Shares on a national securities exchange, 15.0% on all Pre-Incentive Fee Net Investment Income when that amount equals 1.7647% in a calendar quarter (7.00588% annualized), which, in each case, is the rate at which catch-up is achieved. Once the “hurdle rate” is reached and catch-up is achieved, (i) prior to any listing of the Common Shares on a national securities exchange, 10% of any Pre-Incentive Fee Net Investment Income in excess of 1.6667% in any calendar quarter is payable to the Advisor, and (ii) subsequent to any listing of the Common Shares on a national securities exchange, 15.0% of any Pre-Incentive Fee Net Investment Income in excess of 1.7647% in any calendar quarter is payable to the Advisor.
“Pre-Incentive Fee Net Investment Income” means interest income, fee income, distribution/dividend income and any other income accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee and expenses payable under the Administration Agreement but excluding any incentive fee). “Pre-Incentive Fee Net Investment Income” includes, in the case of investments with a deferred interest feature, accrued income that the Company have not yet received in cash. The Advisor is not obligated to return the incentive fee based on income it receives on deferred interest that is later determined to be uncollectible in cash.
Notwithstanding the foregoing, an income incentive fee will be paid to the Advisor for any quarter only to the extent that, after such payment, the cumulative income incentive fees paid to the Advisor for the period that includes the then-current fiscal quarter and the three full preceding fiscal quarters (the “Income Incentive Fee Look-back Period”) is less than or equal to, prior to any listing of the Common Shares on a national securities exchange, 10% and, subsequent to any listing of the Common Shares on a national securities exchange, 15% of the Company’s Cumulative Pre-Incentive Fee Net Return (as defined below) during the Income Incentive Fee Look-back Period (the “Income Incentive Fee Cap”).
“Cumulative Pre-Incentive Fee Net Return” during the Income Incentive Fee Look-back Period means the sum of (a) Pre-Incentive Fee Net Investment Income for each period during the relevant Income Incentive Fee Look-back Period and (b) the sum of realized capital gains and unrealized capital appreciation during the applicable Income Incentive Fee Look-back Period less the sum of realized capital losses and unrealized capital depreciation during the applicable Income Incentive Fee Look-back Period.
The income-based incentive fees that have been waived prior to any listing of the Common Shares on a national securities exchange by the Advisor are not subject to recoupment.
Capital Gains Incentive Fee.   The capital gains component of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Existing Investment Advisory Agreement, as of the termination date), is equal to, prior to any listing of the Common Shares on a national securities exchange, 10.0% and, subsequent to an listing of the Common Shares on a national securities exchange, 15% of the Company’s cumulative aggregate realized capital gains from inception through the end of that calendar year, computed net of the Company’s aggregate cumulative realized capital losses and the Company’s aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees. If such amount is negative, then no capital gains incentive fee will be payable for such year. Additionally, if the Existing Investment Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying the capital gains incentive fee. The capital gains based incentive fees that have been waived prior to any listing of the Common Shares on a national securities exchange by the Advisor are not subject to recoupment.
The incentive fee to be paid by the Company under the New Investment Advisory Agreement is the same as the incentive fee currently paid by the Company under the Existing Investment Advisory Agreement.

Limitation of Liability and Indemnification under the Existing Investment Advisory Agreement
The Existing Investment Advisory Agreement provides that the Advisor and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor are not liable to the Company for any action taken or omitted to be taken by it in connection with the performance of any of its duties or obligations under the Existing Investment Advisory Agreement or otherwise as the Advisor, except that the foregoing exculpation does not extend to any act or omission constituting willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under the Existing Investment Advisory Agreement.
The limitation of liability and indemnification provisions of the New Investment Advisory Agreement are identical to those of the Existing Investment Advisory Agreement.
Information Regarding the New Investment Advisory Agreement; Comparison of the Existing Investment Advisory Agreement and New Investment Advisory Agreement
Subject to the few exceptions discussed below, the terms of the New Investment Advisory Agreement, including (i) the investment management services to be provided by the Advisor to the Company thereunder, (ii) the base management fee and incentive compensation payable thereunder, (iii) the allocation of expenses between the Advisor and the Company, (iv) the indemnification provisions thereunder and (v) the provisions regarding termination and amendment, are identical to those of the Existing Investment Advisory Agreement.
The dates of effectiveness of the agreements differ. The Existing Investment Advisory Agreement remained in effect for an initial period of two years and, subsequent to the initial two year period, has remained in effect from year to year by approval of the Board. On January 7, 2026, the Existing Investment Advisory Agreement was approved by the Board for an additional one-year term. If approved by shareholders of the Company, the New Investment Advisory Agreement would become effective upon the closing of the Advisor Change in Control. The New Investment Advisory Agreement would continue in effect for an initial period of two years and thereafter would continue in effect from year to year if such continuance is approved at least annually by both (i) the vote of a majority of the Board or the vote of a majority of the Company’s outstanding voting securities and (ii) the vote of a majority of the Board who are not parties to the Existing Investment Advisory Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.
Certain Considerations Under the 1940 Act
Section 15(f) of the 1940 Act (“Section 15(f)”) provides that when a sale of securities or any other interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied: (1) for three years following the consummation of the transaction, at least seventy-five percent (75%) of the board of the investment company are not “interested persons” of the investment company’s investment adviser or its predecessor investment adviser, and (2) during the two years after the transaction, an “unfair burden” is not imposed on the investment company as a result of the sale of such interest. In order to ensure compliance with the Section 15(f) safe harbor provisions, Dean D’Angelo, trustee and “interested person” of the Advisor, has informed the Board that he intends to resign from his position as trustee effective upon the closing of the Advisor Change in Control. As a result, the Board is expected to meet this requirement at the time of the consummation of the Advisor Change in Control, and for the three (3)-year period thereafter. Following the closing of the Advisor Change in Control, Mr. D’Angelo is expected to continue to serve in his existing role at the Advisor and Stellus Capital Management.
Certain Board of Trustees Considerations Regarding the Approval of the New Investment Advisory Agreement
In anticipation of the Advisor Change in Control, the Independent Trustees held an executive session on March 24, 2026, and the Board held a meeting on March 25, 2026, for purposes of, among other things, discussing matters relating to the Advisor Change in Control and considering whether it would be in the best interests of the Company and its shareholders to approve the New Investment Advisory Agreement.

Prior to the executive session and meeting, the Independent Trustees requested, received, and reviewed information from the Advisor and from Ridgepost to help them evaluate the approval of the New Investment Advisory Agreement.
At the March 24, 2026 executive session, the Independent Trustees consulted with independent counsel regarding the approval of the New Investment Advisory Agreement, discussed various aspects of the information received from the Advisor and from Ridgepost, and provided additional follow-up questions to the Advisor regarding the New Investment Advisory Agreement. At the March 25, 2026 meeting, the Board, including the Independent Trustees, unanimously approved the New Investment Advisory Agreement on behalf of the Company, contingent upon the Advisor and the New Owner closing the Advisor Change in Control. The Board discussed matters relating to the Advisor Change in Control and set the date of the Special Meeting and the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. The Board, including all of the Independent Trustees, unanimously recommend that shareholders of the Company vote to approve the New Investment Advisory Agreement.
In reaching the conclusion that the approval of the New Investment Advisory Agreement is in the best interests of the Company’s shareholders, the Board reviewed information prepared for the Board for this purpose and considered the material terms of the Advisor Change in Control as discussed with the Advisor and, among other things: the proposed management of the Advisor following the Advisor Change in Control; the strategic plans for the Advisor’s management after the Advisor Change in Control; the operation of the Company following the Advisor Change in Control; the nature, extent and quality or level of services to be provided to the Company following the Advisor Change in Control; key personnel that are expected to service the Company, and the compensation or incentive arrangements to retain such personnel following the Advisor Change in Control; the resources that will be available to the Advisor following the Advisor Change in Control; the Company’s anticipated fees and expenses following the Advisor Change in Control; and such other factors as the Board and Independent Trustees deemed relevant to their decision.
In approving the New Investment Advisory Agreement, the Board, including a majority of the Independent Trustees, determined as follows:
Nature, Extent and Quality of Services.
In evaluating the nature, quality and extent of the services expected to be provided by the Advisor under the New Investment Advisory Agreement, the Board concluded that no diminution in the nature, quality and extent of services currently provided to the Company and its shareholders is expected as a result of the Advisor Change in Control and, instead, the Board anticipates that the Company will benefit from the additional resources and investment opportunities that may result from the New Owner’s resources. The Board believes that the Advisor stands to benefit from the access to greater scale and resources that will help to provide a more complete solution to a broader cross-section of potential portfolio companies. The Board noted that the Advisor and the New Owner believe that following the Advisor Change in Control, the Advisor’s ability to source transactions for the Company across a variety of deal source channels will be enhanced, while also ensuring the continuity of management and operations. Ridgepost will also enhance the ability of the Company to attract additional highly talented investment advisory personnel and the Company will benefit from Ridgepost’s technology capabilities and innovative investment infrastructure. Further, the Board noted that Ridgepost possesses an advantage regarding access to market opportunities that could widen the Company’s access to investment opportunities.
In making their determination, the Board considered, among other things: the expected impact, if any, of the Advisor Change in Control on the operations, facilities, organization and personnel of the Advisor, the ability of the Advisor to perform its duties as a result of the Advisor Change in Control, including any changes to the level or quality of services provided to the Company; and any anticipated changes to the investment and other practices of the Company. The Board noted that the terms of the New Investment Advisory Agreement, including the fees payable thereunder, are substantially the same as those of the Existing Investment Advisory Agreement. The Board considered that the services to be provided and the standard of care under the New Investment Advisory Agreement are the same as the Existing Investment Advisory Agreement. The Board noted that neither the management of the Advisor nor the New Owner anticipate any material changes to the advisory personnel that manage the Company or the services provided to the Company as a result of the Advisor Change in Control.

Investment Performance.
The Board reviewed the investment performance of the Company since its commencement of operations and compared the performance of the Company with the performance of comparable BDCs. The Board determined that the Advisor was delivering results consistent with the investment objective of the Company and that the Company’s investment performance was acceptable, relative to comparable BDCs.
The Board considered that following the completion of the Advisor Change in Control, all the portfolio investment personnel responsible for the management of the Company’s portfolio were expected to continue to manage the portfolio and the investment strategies of the Company were not expected to materially change as a result of the Advisor Change in Control.
Further, the Board considered the Advisor’s view that the Company may have additional investment opportunities due to its relationship with Ridgepost after the Advisor Change in Control is complete. Accordingly, in light of such findings and the performance history of the Company, the Board determined that the investment performance of the Company was likely to remain consistent or potentially improve over time with the approval of the New Investment Advisory Agreement.
Costs of the Services Provided to the Company.
As noted above, the terms of the New Investment Advisory Agreement are substantially the same as those of the Existing Investment Advisory Agreement, including with respect to fee structure. Based on its review of the information provided to it, the Board determined that the management fees and expenses under the New Investment Advisory Agreement were reasonable and in the best interests of the Company.
Economies of Scale.
The Board considered information about the potential for the Company’s shareholders to experience economies of scale as the Company grows in size and considered that the investment objectives and strategies of the Company were not expected to materially change as a result of the Advisor Change in Control. Accordingly, the Board concluded that although the Advisor Change in Control could lead to economies of scale in the future, it would likely not result in immediate economies of scale previously unavailable to the Company. Therefore, potential economies of scale related to the management of the Company’s portfolio were determined not to be a significant consideration for the Board in approving the New Investment Advisory Agreement, and the Board determined that the advisory fee structure with respect to the New Investment Advisory Agreement as proposed was reasonable and that no changes were currently necessary to reflect economies of scale. The Board noted that it would have the opportunity to receive updates in the future regarding any economies of scale realized by the Advisor in connection with its management of the Company. The Board further noted that some economies of scale related to allocated administrative costs might occur as a result of the Advisor Change in Control.
Profitability of the Advisor.
The Board recognized that it is difficult to predict the Advisor’s profitability after the Advisor Change in Control. However, given that the fee structure, services and costs of personnel under the New Investment Advisory Agreement are substantially the same as that under the Existing Investment Advisory Agreement, the Board determined that, based on information available to the Board related to the Existing Investment Advisory Agreement, the Advisor’s profitability with respect to managing the Company should not be unreasonable in relation to the nature, extent and quality of the services to be provided.
Limited Potential for Additional “Fall Out” Benefits Derived by the Advisor.
The Board noted that the considerations regarding the potential for the Advisor and its affiliates to derive additional “fall out” benefits, such as soft dollar arrangements with brokers, as a result of the Advisor Change in Control were not expected to materially change from those considerations applicable to the Advisor prior to the Advisor Change in Control. Accordingly, the findings that there was limited potential for the Advisor and its affiliates to derive additional “fall out” benefits, such as soft dollar arrangements with brokers, as a result of the Advisor Change in Control, was not expected to change as a result of the New Investment Advisory Agreement.

The Board concluded that, in connection with its evaluation of the New Investment Advisory Agreement, it is not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board based its approval on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual trustees may have given different weights to different factors.
The Board then directed that the New Investment Advisory Agreement be submitted to shareholders for approval with the Board’s recommendation that shareholders of the Company approve the New Investment Advisory Agreement. The Board, including all of the Independent Trustees, unanimously recommend that shareholders of the Company vote FOR the New Investment Advisory Agreement.
Required Vote
The New Investment Advisory Agreement must be approved by (A) the Board, including a majority of the members of the Board who are not affiliated with either the Company or the Advisor and who are not otherwise “interested persons” as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), and (B) the Company’s shareholders by the affirmative vote of the lesser of (1) 67% or more of the shares of the Company’s Common Shares present or represented by proxy and entitled to vote at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy and entitled to vote at the Special Meeting or (2) more than 50% of the outstanding Common Shares present or represented by proxy and entitled to vote at the Special Meeting.
Executive Officers of the Advisor Before and After the Advisor Change in Control
Information regarding the members of the principal executive officers of the Advisor is set forth below.
Name	Position with the Advisor	Principal Occupation/Position with the Company
Robert T. Ladd	Managing Partner, Chief Investment Officer and member of investment committee	Chairman of the Board, Chief Executive Officer and President
Dean D’Angelo	Partner, Co-Head of Private Credit Strategy and member of investment committee	N/A(1)
Joshua Davis	Partner, Co-Head of Private Credit Strategy and member of investment committee	N/A
W. Todd Huskinson	Partner, Chief Financial Officer, Chief Compliance Officer and member of investment committee	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

(1)
Mr. D’Angelo intends to resign from the Board in connection with the Advisor Change in Control.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NEW INVESTMENT ADVISORY AGREEMENT PROPOSAL.

PROPOSAL 2: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING
Overview
We are asking the Company’s shareholders to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the New Investment Advisory Agreement Proposal. If the Company’s shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any subsequent, adjourned meeting of the Company’s shareholders and use the additional time to solicit required proxies, including proxies from shareholders who previously may have returned properly executed proxies voting against the New Investment Advisory Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we receive proxies in connection with the Special Meeting that represent a sufficient number of votes against the New Investment Advisory Agreement Proposal that it would be rejected, we could adjourn the Special Meeting without a vote on the New Investment Advisory Agreement Proposal and seek to convince the shareholders who provided such proxies to change their votes to votes in favor of the New Investment Advisory Agreement Proposal. Additionally, the presiding officer of the Special Meeting may adjourn the Special Meeting in his or her discretion under the terms of our bylaws.
Vote Required
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Common Shares cast at the Special Meeting. Abstentions will have no effect on the vote for the Adjournment Proposal.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 15, 2026, the beneficial ownership of our Common Shares by each of our current trustees, each of our executive officers, each person known to us to beneficially own 5% or more of the outstanding Common Shares, and all of our executive officers and trustees as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of April 15, 2026 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such Common Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. There are no Common Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of April 15, 2026. Percentage of ownership is based on 12,973,271 Common Shares outstanding as of April 15, 2026.
Unless otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the Common Shares beneficially owned by the shareholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and trustees is c/o Stellus Private Credit BDC, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.
The Company’s trustees are divided into two groups — interested trustees and Independent Trustees. Interested trustees are “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act.
Name and Address of Beneficial Owner	Number of Common Shares Owned Beneficially(1)	Percentage of Class
Interested Trustees
Robert T. Ladd	35,364	*
Dean D’Angelo	21,613	*
Independent Trustees
J. Tim Arnoult	—	—
Bruce R. Bilger	—	—
William C. Repko	6,651	*
Executive Officers
W. Todd Huskinson	5,069	*
Executive officers and trustees as a group (6 persons)	68,697	*
5% Holders
Cliffwater Corporate Lending Fund (“CCLF”)(2)	2,162,633	16.67%
Cliffwater Enhanced Lending Fund (“CELF”)(3)	1,081,317	8.33%
New York State Nurses Pension Plan(4)	1,138,448	8.78%
Shotfut Ashrai Lo Sachir – Phoenix Amitim(5)	2,903,044	22.38%
Legacy Knight Strategic Opportunities Fund – SCM Series(6)	988,486	7.62%
Selective Insurance Company of America(7)	683,069	5.27%

*
Represents less than 1.0%.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(2)
The address of CCLF is c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212. CCLF has agreed to waive voting power with respect to all shares held by it in excess of five percent of the class.

(3)
The address of CELF is c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212.CELF has agreed to waive voting power with respect to all shares held by it in excess of five percent of the class.

(4)
The address of the New York State Nurses Pension Plan is 3 Pine West Plaza Washington Ave Ex, Albany, New York 12205.

(5)
The address of Shotfut Ashrai Lo Sachir — Phoenix Amitim is 53 Derech Hashalom, Givataym, Israel 53454.

(6)
The address of Legacy Knight Strategic Opportunities Fund — SCM Series is 2525 Knight Street, Suite 275, Dallas, TX 75219.

(7)
The address of Selective Insurance Company of America is 40 Wantage Avenue, Branchville, NJ 07890.

CERTAIN TRANSACTIONS
Certain members of the Advisor’s senior investment team and the investment committee serve, or may serve, as officers, trustees, members or principals of entities that operate in the same or a related line of business as we do, or of investment vehicles managed by the Advisor with similar investment objectives. Similarly, the Advisor may have other clients with similar, different or competing investment objectives.
Members of the Advisor’s senior investment team and the investment committee, in their roles at the Advisor, may face conflicts in the allocation of investment opportunities among us and other investment vehicles that are managed by the Advisor with similar or overlapping investment objectives in a manner that is fair and equitable over time and consistent with the Advisor’s allocation policy. Generally, when a particular investment would be appropriate for us as well as one or more other investment funds, accounts or vehicles that may in the future be managed by the Advisor’s senior investment team, such investment will be apportioned by the Advisor’s senior investment team in accordance with (1) the Advisor’s internal allocation policies, (2) the requirements of the Investment Advisers Act of 1940, as amended, and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates. Such apportionment may not be pro rata, depending on the good-faith determination of all relevant factors, including differing investment objectives, diversification considerations and the terms of our or the respective governing documents of such investment funds, accounts or investment vehicles. These procedures could, in certain circumstances, limit whether a co-investment opportunity is available to us, the timing of acquisitions and dispositions of investments, the price paid or received by us for investments or the size of the investment purchased or sold by us. The Advisor believes this allocation system is fair and equitable, and consistent with its fiduciary duty to us. In particular, we have disclosed to investors how allocation determinations are made among any investment vehicles managed by the Advisor.
In the ordinary course of business, we may enter into transactions with affiliates and portfolio companies that may be considered related party transactions. The Advisor and its affiliates may determine that an investment is appropriate for us and for one or more other funds. In such event, depending on the availability of such investment and other appropriate factors, the Advisor or its affiliates may determine that we should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the Advisor’s allocation procedures. On May 9, 2022, we received an exemptive order (the “Order”) from the SEC to co-invest with private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein as well as applicable law. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our Independent Trustees must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objectives and strategies, (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing and (4) the proposed investment by us would not benefit the Advisor, the other affiliated funds that are participating in the investment, or any affiliated person of any of them (other than parties to the transaction), except to the extent permitted by the exemptive relief and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. We co-invest, subject to the conditions included in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar to or identical to our investment strategy, and we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification.
Existing Investment Advisory Agreement
We have entered into the Existing Investment Advisory Agreement with the Advisor. Mr. Ladd, our President, Chief Executive Officer and Chairman of our Board, and Chief Investment Officer of the Advisor, Mr. Huskinson, our Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary and a partner of the Advisor and Mr. D’Angelo, a current member of the Board and a member of the Advisor’s investment committee, each have a direct pecuniary interest in the Advisor and an indirect pecuniary interest in the Advisor through their ownership interest in Stellus Capital Management. Pursuant to the Existing Investment Advisory Agreement, we pay the Advisor a base management fee and an incentive fee for its services.
The Advisor is responsible for sourcing, reviewing and structuring investment opportunities for us, underwriting and conducting diligence on our investments and monitoring our investment portfolio on an ongoing basis. The Advisor’s incentive fee is based on the value of our investments and, therefore, there may be a conflict of interest when personnel of the Advisor are involved in the valuation process for our portfolio investments. See the “Risk Factors” sections of our public SEC filings for more information about these potential conflicts of interest.
Administration Agreement
We have entered into an administration agreement (the “Administration Agreement”) with Stellus Capital Management, pursuant to which Stellus Capital Management is responsible for furnishing us with office facilities and equipment and will provide us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Stellus Capital Management also performs, or oversees the performance of, our required administrative services, which include being responsible for the financial and other records that we are required to maintain and preparing reports to our shareholders and reports and other materials filed with the SEC. In addition, Stellus Capital Management assists us in determining and publishing its net asset value, oversees the preparation and filing of its tax returns and the printing and dissemination of reports and other materials to our shareholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the Administration Agreement, Stellus Capital Management also provides managerial assistance on our behalf to those portfolio companies that have accepted our offer to provide such assistance.
Payments under the Administration Agreement are equal to an amount based upon our allocable portion (subject to the review of the Board) of Stellus Capital Management’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their staff. In addition, if requested to provide significant managerial assistance to our portfolio companies, Stellus Capital Management will be paid an additional amount based on the services provided, which shall not exceed the amount that the Company receives from such portfolio companies for providing this assistance.
License Agreement
We have entered into a license agreement with Stellus Capital Management (the “License Agreement”) pursuant to which Stellus Capital Management has granted us a non-exclusive, royalty-free license to use the name “Stellus Capital”. Under the License Agreement, we have the right to use the “Stellus Capital” name for so long as Stellus Capital Management or one of their affiliates, including the Advisor, remains our Advisor. Other than with respect to this limited license, we have no legal right to the “Stellus Capital” name.
If any of the contractual obligations discussed above are terminated in the future, our costs under any new agreements that we enter into may increase. In addition, we would likely incur significant time and expense in locating alternative parties to provide the services we receive under the Existing Investment Advisory Agreement and the Administration Agreement. Any new investment advisory agreement would also be subject to approval by our shareholders.
Expense Support Agreement
We have entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Advisor which provides that we will not bear more than an amount equal to 50 basis points of our total assets per annum (pro-rated for partial years) for our operating expenses (the “Operating Expense Cap”) and obligate the Advisor to pay all amounts in excess of the Operating Expense Cap on our behalf. Any expense support payment (an “Expense Payment”) that the Advisor pays must be paid by the Advisor to us in any combination of cash or other immediately available funds and/or offset against amounts due from us to the Advisor or its affiliates. Following any quarter in which our Covered Operating Expenses (as defined in the Expense Support Agreement) are less than the Operating Expense Cap, we will pay the differential amount or a portion thereof, in each case less any amount thereof used as an offset as provided in the Expense Support Agreement, to the Advisor until such time as all Expense Payments made by the Advisor to us within the three years prior to the last business day of such quarter have been reimbursed (such payment by us is referred to herein as the “Reimbursement Payment”). Our obligation to make a Reimbursement Payment shall automatically become a liability of us and the right to such Reimbursement Payment shall be an asset of the Advisor on the last business day of the applicable three-year period referred to in this paragraph.
The Expense Support Agreement also provides that if, at any calendar quarter end, our adjusted debt to equity ratio exceeds 1.25:1, then the Advisor will pay Covered Operating Expenses on behalf of us (in addition to the amounts paid pursuant to the Operating Expense Cap, if any) in an amount equal to 6.25 basis points (25 basis points per annum) of the value of the assets attributable to debt in excess of the 1.25:1 debt to equity ratio; provided, however, that any payments made by the Advisor in accordance with the foregoing bullet point will not be subject to the conditional reimbursement mechanism described above or otherwise subject to reimbursement by us. In addition, our adjusted debt to equity ratio shall not exceed 1.5:1.
For purposes of the foregoing determinations, (1) the value of the assets used to calculate the equity component of our adjusted debt to equity ratio will be the cost basis (and not fair value) thereof; and (2) debt drawn from a subscription line of credit shall not be included in the value of the debt used to calculate our adjusted debt to equity ratio.
Any placement agent fees relating to our Common Shares prior to any listing of the Common Shares on a national securities exchange will be paid by the Advisor, and such fees will not be subject to reimbursement. Notwithstanding anything to the contrary, any underwriting, placement agent and similar fees and commissions relating to a listing on a national securities exchange of our Common Shares will be incurred and paid by us.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact us. You can notify us by sending a written request to: W. Todd Huskinson, Secretary, Stellus Private Credit BDC, 4400 Post Oak Parkway, Suite 2200 Houston, Texas 77027, or by calling (713) 292-5400. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.
If you have any questions about the Special Meeting, these proxy materials or your ownership of our Common Shares, please contact W. Todd Huskinson, Secretary, Stellus Private Credit BDC, 4400 Post Oak Parkway, Suite 2200 Houston, Texas 77027, Telephone: (713) 292-5400.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Trustees,
W. Todd Huskinson
Chief Financial Officer, Chief Compliance Officer,
Secretary and Treasurer
Houston, TX
April 16, 2026

Exhibit A
INVESTMENT ADVISORY AGREEMENT BETWEEN STELLUS PRIVATE CREDIT BDC AND STELLUS PRIVATE BDC ADVISOR, LLC
AGREEMENT, dated as of [      ], 2026, between Stellus Private Credit BDC, a Delaware statutory trust (the “Fund”), and Stellus Private BDC Advisor, LLC (the “Advisor”), a Delaware limited liability company.
WHEREAS, the Advisor has agreed to furnish investment advisory services to the Fund, which has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth.
NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:
1.   In General.   The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Fund with respect to the investment of the Fund’s assets and to supervise and arrange for the day-to-day operations of the Fund and the purchase of assets for and the sale of assets held in the investment portfolio of the Fund.
2.   Duties and Obligations of the Advisor with Respect to Investment of Assets of the Fund.
(a)   Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Fund’s board of trustees (the “Board of Trustees”), the Advisor shall act as the investment advisor to the Fund and to manage the investment and reinvestment of the assets of the Fund. Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Fund; (iii) execute, close, service and monitor the investments that the Fund makes; (iv) determine the securities and other assets that the Fund will purchase, retain or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds. Nothing contained herein shall be construed to restrict the Fund’s right to hire its own employees or to contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of the Fund’s shares.
(b)   In the performance of its duties under this Agreement, the Advisor shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the 1940 Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Fund; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Amendment and Restatement and the Bylaws of the Fund, as such documents are amended from time to time; (iv) the investment objectives, policies and restrictions applicable to the Fund as set forth in the Fund’s Registration Statement on Form 10 or Form N-2 filed with the U.S. Securities and Exchange Commission (the “SEC”), as supplemented, amended or superseded from time to time, including in the periodic reports filed by the Fund under the Securities Exchange Act of 1934, as amended together with the rules promulgated thereunder; and (v) any policies and determinations of the Board of Trustees of the Fund and provided in writing to the Advisor.
(c)   The Advisor will seek to provide qualified personnel to fulfill its duties hereunder and, except as set forth in the following sentence, will bear all costs and expenses incurred in connection with its investment advisory duties hereunder. The Fund shall reimburse the Advisor for all direct and indirect costs and expenses incurred by the Advisor for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of investment advisory services hereunder by the Advisor, including the costs and expenses of due diligence of potential investments, monitoring performance of the Fund’s investments, serving as trustees and officers of portfolio companies, providing managerial assistance to portfolio companies, enforcing the Fund’s rights in respect of its investments and disposing of investments. All allocations made pursuant to this paragraph (c) shall be made pursuant to allocation guidelines approved from time to time by the Board of Trustees. The Fund shall also be responsible for the payment of all the Fund’s other expenses, including payment of the fees payable to the Advisor under Section 6 hereof; organizational and offering expenses; expenses incurred in valuing the Fund’s assets and computing its net asset value per share (including the cost and expenses of any independent valuation firm); expenses incurred by the Fund’s administrator or payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments and performing due diligence on the Fund’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments; interest payable on debt, if any, incurred to finance the Fund’s investments and other fees and expenses related to the Company’s borrowings; expenses related to unsuccessful portfolio acquisition efforts; offerings of the Fund’s common stock and other securities (including underwriting, placement agent and similar fees and commissions); investment advisory and management fees payable under this Agreement; administration fees; transfer agent and custody fees and expenses; federal and state registration fees; all costs of registration and listing the Fund’s shares on any securities exchange; federal, state and local taxes; independent trustees’ fees and expenses; costs of preparing and filing reports or other documents required by the SEC or other regulators; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the costs associated with individual or group stockholders; the Fund’s allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, third party investor hosting and similar platforms and service providers, and outside legal costs; and all other non-investment advisory expenses incurred by the Fund, the Advisor or its affiliates in connection with the administering the Fund’s business.
(d)   The Advisor shall give the Fund the benefit of its professional judgment and effort in rendering services hereunder, but neither the Advisor nor any of its officers, directors, trustees, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, provided, that the foregoing exculpation shall not apply to a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided further, however, that the foregoing shall not constitute a waiver of any rights which the Fund may have which may not be waived under applicable law.
(e)   The Advisor will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term, subject to review by the Board of Trustees of the Fund from time to time with respect to the extent and continuation of such practice to determine whether the Fund benefits, directly or indirectly, from such practice.
3.   Services Not Exclusive.   Nothing in this Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will not undertake, and will cause its employees not to undertake, activities which, in its reasonable judgment, will adversely affect the performance of the Advisor’s obligations under this Agreement.
4.   Agency Cross Transactions.   From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client. The SEC has adopted a rule under the Investment Advisers Act of 1940 which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Fund authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account. The Fund may revoke its consent at any time by written notice to the Advisor.
5.   Expenses.   During the term of this Agreement, the Advisor will bear all compensation expense (including health insurance, pension benefits, payroll taxes and other compensation related matters) of its employees and shall bear the costs of any salaries or trustees’ fees of any officers or trustees of the Fund who are affiliated persons (as defined in the 1940 Act) of the Advisor.
6.   Compensation of the Advisor.   The Advisor, for its services to the Fund, will be entitled to receive a management fee (the “Base Management Fee”) and an incentive fee (“Incentive Fee”) from the Fund.
(a)   The Base Management Fee will be calculated at an annual rate of 1.5% of the Fund’s gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. The Base Management Fee will be calculated based on the average value of the Fund’s gross assets at the end of the two most recently completed calendar quarters prior to the quarter for which such fees are being calculated. Base Management Fees for any partial month or quarter will be appropriately pro-rated.
(b)   The Incentive Fee will consist of two parts, as follows:
(i)   The first component of the Incentive Fee (the “Income-Based Fee”) will be determined and paid quarterly in arrears based on the amount by which (x) the Pre-Incentive Fee Net Investment Income (as defined below) in respect of the current calendar quarter exceeds (y) the Hurdle Amount (as defined below) in respect of the Current Quarter. The Hurdle Amount will be determined on a quarterly basis, and will be calculated by multiplying 1.5% (6% annualized) by the Fund’s net asset value at the beginning of the Current Quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including, without limitation, any accrued income that the Fund has not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued during the calendar quarter (including, without limitation, the Base Management Fee, administration expenses and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Income-Based Fee and the Capital Gains Fee). For the avoidance of doubt, Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
The calculation of the Income-Based Fee for each quarter is as follows:
(A)   No Income-Based Fee shall be payable to the Advisor if the Fund’s Pre-Incentive Fee Net Investment Income for the Current Quarter does not exceed the Hurdle Amount;
(B)   100% of the Fund’s Pre-Incentive Fee Net Investment Income for the Current Quarter, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Catch-Up Amount”) determined on a quarterly basis by multiplying 1.7647% (7.0588%

annualized) by the Fund’s net asset value at the beginning of each the Current Quarter. The Catch-Up Amount is intended to provide the Advisor with an incentive fee of 15% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches the Catch-Up Amount for the Current Quarter; and
(C)   If the Fund’s Pre-Incentive Fee Net Investment Income for the Current Quarter exceeds the Catch-Up Amount, the Income-Based Fee shall equal 15% of the amount of the Fund’s Pre-Incentive Fee Net Investment Income for such Current Quarter, as the Hurdle Amount and Catch-Up Amount will have been achieved.
(ii)   The Income-Based Fee is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap in any quarter is an amount equal to (a) 15% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the Current Quarter and the three preceding calendar quarters (or portion thereof)(the “Trailing Four Quarters”) less (b) the aggregate Income-Based Fee that was paid to the Advisor in the preceding three calendar quarters (or portion thereof) comprising the relevant Trailing Four Quarters. For this purpose, “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Four Quarters means (x) Pre-Incentive Fee Net Investment Income in respect of the Trailing Four Quarters less (y) any Net Capital Loss, if any, in respect of the Trailing Four Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Fund shall pay no Income-Based Fee to the Advisor in that quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Income-Based Fee calculated in accordance with Section 6(b)(i) above, the Fund shall pay the Advisor the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap is equal to or greater than the Income-Based Fee calculated in accordance with Section 6(b)(i) above, the Fund shall pay the Advisor the Income-Based Fee for such quarter.
“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses on the Fund’s assets, whether realized or unrealized, in such period and (ii) aggregate capital gains or other gains on the Fund’s assets, whether realized or unrealized, in such period.
(iii)   The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below) is calculated at the end of each applicable year by subtracting (1) the sum of the Fund’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Fund’s cumulative aggregate realized capital gains, in each case calculated from January 7, 2022. If the amount so calculated is positive, then the Capital Gains Fee for such year is equal to 15.0% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then no Capital Gains Fee will be payable for such year. If this Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.
7.   Indemnification.   The Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor) shall not be liable to the Fund for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Fund shall indemnify, defend and protect the Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).
8.   Duration and Termination.
(a)   This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, (i) by the vote of a majority of the outstanding voting securities of the Fund, (ii) by the vote of the Fund’s Board of Trustees, or (iii) by the Advisor. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 6 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Advisor and its representatives as and to the extent applicable.
(b)   This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board of Trustees, or by the vote of a majority of the outstanding voting securities of the Fund and (B) the vote of a majority of the members of the Fund’s Board of Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.
(c)   This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).
9.   Notices.   Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
10.   Amendment of this Agreement.   This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.
11.   Entire Agreement; Governing Law.   This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings, and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.
12.   Miscellaneous.   The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
13.   Counterparts.   This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.
STELLUS PRIVATE CREDIT BDC
By:

Name: W. Todd Huskinson
Title:   Chief Financial Officer
STELLUS PRIVATE BDC ADVISOR, LLC
By:

Name: Robert T. Ladd
Title:   Authorized Person

STELLUS PRIVATE CREDIT BDC Mr AB SampleSample StreetSample TownSampleshire, XXX XXXPROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or telephone.Vote Your Proxy on the Internet:Go to www.AALvote.com/PBDCHave your proxy card available when you access the above website. Follow the prompts to vote your shares.Vote Your Proxy by Phone:Call 1-866-804-9616Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.Vote Your Proxy by Mail:Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.As a shareholder of Stellus Private Credit BDC, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM ET, on June 15, 2026.PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.ttSTELLUS PRIVATE CREDIT BDC SPECIAL MEETING OF SHAREHOLDERSJUNE 16, 2026 AT 9:00 AM (CDT)THIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF TRUSTEES OF STELLUS PRIVATE CREDIT BDC The shareholder(s) hereby appoint(s) Robert T. Ladd and W. Todd Huskinson or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of beneficial interest of Stellus Private Credit BDC (the “Company”) that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:00 AM CDT on June 16, 2026 and any adjournment or postponement thereof. The Special Meeting of Shareholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/StellusPrivate/2026 by 11:59 PM ET on June 15, 2026. On the day of the Special Meeting of Shareholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Special Meeting of Shareholders are contained in the Proxy Statement in the sections titled “Questions and Answers About This Proxy Material and Voting”.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is provided, this proxy will be voted in accordance with the Board of Trustees’ recommendations.Signature_____________________________________________________ Date_________________________________________________________ Title__________________________________________________________Signature (Joint Owners)______________________________________NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.Address Change:(If you noted any Address Changes above, please mark box.) oCONTROL NUMBERCONTROL NUMBERMr AB SampleSample StreetSample TownSampleshire, XXX XXX

Important Notice Regarding the Availability ofProxy Materials for the Special Meeting:The Notice & Proxy Statement are available athttps://web.viewproxy.com/PBDC/2026 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. oWhen properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR Items 1 and 2. Please mark your votes like this 1. To approve a new investment advisory agreement between the Company and Stellus Private BDC Advisor, LLC.FOR AGAINST ABSTAIN o2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. FOR AGAINST ABSTAIN